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                                                                  EXECUTION COPY

                                                 ESCROW AGREEMENT (this
                                        "Agreement") dated as of May 17, 1999,
                                        by and among GREENFIELD HOLDINGS, LLC, a Delaware limited liability company (the "Investor"), ANDREW GREENFIELD, an individual (the "Shareholder"),
                                        GREENFIELD ONLINE, INC., a Connecticut
                                        corporation (the "Company"), and
                                        SunTrust BANK, Atlanta (the "Escrow
                                        Agent").

                  The Investor, the Shareholder, and the Company are parties to a Stock Purchase and Redemption Agreement, dated as of May 12, 1999 (as amended, the "Purchase Agreement"). This Agreement is being executed and delivered in connection with the transactions contemplated by the Purchase Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given such terms in the Purchase Agreement as in effect on the date of this Agreement.

                  ACCORDINGLY, the parties hereto hereby agree as follows:

     1.   Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Claim" means any claim for indemnification of Losses asserted by the Investor on its own behalf or on behalf of the Company against the Escrow Account (as defined below) in accordance with and subject to the limitations set forth in Article VIII of the Purchase Agreement and pursuant to this Agreement.

                  "Direction Letter" means a joint letter of direction executed by the Investor and the Shareholder and delivered to the Escrow Agent. A Direction Letter shall (i) clearly identify itself as a Direction Letter delivered pursuant to this Agreement, and (ii) may direct the Escrow Agent to pay all or a specified portion of the Escrow Funds (as defined below) (and, if less than all of the Escrow Funds, the Direction Letter shall clearly state the "net amount payable") to a specified Person or Persons at a specified time or times and in a specified manner or manners, and (iii) may contain such other directions to the Escrow Agent as may be required by this Agreement, reasonably requested by the Escrow Agent or mutually agreeable to the Investor and the Shareholder.

                  "Release Date" means the first anniversary of the Closing
Date.

     2. Appointment of Escrow Agent. The Company, the Shareholder and the Investor hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement.

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     3. Escrow Funds.

           (a) Deposit of Escrow Funds. Concurrently with the execution and delivery of this Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent, in accordance with the terms of the Purchase Agreement, $1,600,000 in cash into an escrow account to be known as the "Escrow Account." The amount deposited into the Escrow Account, together with any proceeds of investments thereof (including any Escrow Income (as defined in Section 3(e)), that may be held in the Escrow Account from time to time are hereinafter referred to collectively as "Escrow Funds." The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Funds, including appropriate adjustments for disbursements and income earned or losses in respect thereof, if any. Subject to the Escrow Agent's right to resign pursuant to Section 6 hereof, all Escrow Funds shall be held by the Escrow Agent pursuant to this Agreement as a source of recourse for certain indemnity obligations under the Purchase Agreement. Without limiting the foregoing, the Escrow Agent will not make any payment or distribution of Escrow Funds except as and in the manner expressly provided by this Agreement.

           (b) Rights to Escrow Funds. Except as expressly provided herein, no Person shall have any right, title or interest in or possession of any of the Escrow Funds. Therefore, except as otherwise provided in Section 3(f) hereof,
(i) neither the Company, the Investor nor the Shareholder shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Funds unless and until such assets have been disbursed to such party in accordance with Section 4 or Section 5 below and (ii) until disbursed pursuant to Section 4 or Section 5 below, the Escrow Agent shall be in sole possession of the Escrow Funds and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein. Accordingly, except as provided in Section 3(f) hereof, no Person shall have any right to have or to hold any of the Escrow Funds as collateral for any obligation or be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to the Escrow Funds.

           (c) Payments from Escrow Funds. Any payment to be made by the Escrow Agent pursuant to this Agreement shall be made by check or wire transfer (upon receipt of written wire transfer instructions of the recipient) out of the Escrow Account and the Escrow Agent shall make such payment out of and to the extent of any cash on hand from the Escrow Account before liquidating prematurely any Permitted Investments to obtain cash to make such payment.

           (d) Investment of Escrow Funds. From time to time and in the same manner used to make investments for its own account or for the account of others for which it holds funds in escrow, the Escrow Agent will invest any cash in the Escrow Funds in Permitted Investments. As used in this Agreement, "Permitted Investments" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
(ii) above (a

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"Qualified Financial Institution"), (iv) repurchase agreements with a Qualified
Financial Institution, or (v) the Federated Treasury Money Market Obligation Fund; provided that, in each case, any investment referred to in clauses (i) through (iv) above matures within ninety (90) days or less from the date of acquisition thereof by the Escrow Agent.

           (e) Escrow Income. The Escrow Agent shall retain as part of the Escrow Funds all income, interest, increments and gains of all kinds earned on funds in the Escrow Account (collectively referred to herein as "Escrow Income").

           (f) Security Interests in Escrow Funds. It is the intent of the parties hereto that the Investor and the Shareholder shall have no interest in the Escrow Funds (other any rights to be enforced solely on behalf of the Company in accordance with this Agreement) and that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of the Investor or the Shareholder (any of which is referred to herein as a "Bankruptcy Event") shall give rise to any other interest in the Escrow Funds or affect, modify, convert or otherwise change such interest. Accordingly, in order to assure the foregoing result even if it is determined by a court of competent jurisdiction (whether or not in connection with a Bankruptcy Event) that any such Person has an interest in the Escrow Funds that is greater than such interest, the parties hereto agree as follows:

               (i) the Investor hereby grants (effective as of the date hereof) to the Company a first priority security interest in, and hereby pledges and assigns to the Company, all of its right, title and interest in the Escrow Funds, if any, to secure the Investor's obligations hereunder. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Company in respect of the Company's security interest in the Escrow Funds. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Company for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Company to further perfect or maintain the security interest created by the Investor hereunder in the Escrow Funds. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Funds pursuant to the terms of this Agreement;

               (ii) the Shareholder hereby grants (effective as of the date hereof) to the Company a first priority security interest in, and hereby pledges and assigns to the Company, all of his right, title and interest in the Escrow Funds, if any, to secure the Shareholder's obligations hereunder. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Company in respect of the Company's security interest in the Escrow Funds. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Company for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Company to further perfect or maintain the security interest created by the Shareholder hereunder in the Escrow Funds. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Funds pursuant to the terms of this Agreement.


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The parties hereto agree and acknowledge that the establishment and maintenance of the Escrow Funds hereunder is intended to constitute possession of the Escrow Funds for the purposes of perfecting the security interests therein created by this Section 3(f).

           (g) Waiver of Liens, Etc. Notwithstanding anything to the contrary contained herein or under applicable law, the Escrow Agent hereby waives all liens, rights of set off, security interests or any other encumbrances whatsoever in respect of the Escrow Funds, as such may relate to any obligation of the Shareholder or the Investor to the Escrow Agent.

     4. Claims, Procedures and Payment from Indemnification Escrow Account. The Escrow Funds in the Escrow Account shall be held and disposed of by the Escrow Agent for the benefit of the Company, the Investor or the Shareholder, as follows:

           (a) General.

               (i) The Investor shall notify the Escrow Agent, the Company, and the Shareholder in writing of the details of any Claim in respect of any Losses for which the Investor claims it or the Company is entitled to indemnification from the Shareholder under the Purchase Agreement. The Investor and the Shareholder agree to use good faith efforts to resolve amicably all Claims, to respond to requests made by the other as promptly as is reasonably practicable under the circumstances and to provide each other with all information reasonably requested by the other to enable the other to assess the basis for any Claim (or any objection to the assertion of such a Claim), or the magnitude of any Claim, asserted. Without limiting the foregoing, the Shareholder shall respond in writing to any Claim asserted by the Investor on behalf of the Company as promptly as is reasonably practicable under the circumstances, but in all events within 30 days after receipt by the Shareholder of a notice of Claim, specifying either that (and the extent to which) the Shareholder consents to the payment of such Claim asserted by the Investor on behalf of the Company or that the Shareholder objects to the payment of such Claim and stating its reasons therefor. The Shareholder will provide the Escrow Agent with a copy of its written response to the Claim.

               (ii) If (and to the extent that) the Shareholder consents to the payment of a Claim, the Investor and the Shareholder shall deliver, as promptly as is reasonably practicable under the circumstances, but in all events within 30 days after receipt by the Shareholder of notice of such Claim, to the Escrow Agent a Direction Letter specifying the amount that the Shareholder has consented to be paid to the Company or the Investor with respect to such Claim (to the extent of such consent, an "Allowed Claim") and the date such payment is due to be made to the Company from the Escrow Account. The Escrow Agent shall pay the Allowed Claim out of the Escrow Account in accordance with the Direction Letter. With respect to Allowed Claims that constitute Third Party Claims, at the time when payment of such Allowed Claim becomes due pursuant to the Purchase Agreement, the Investor and the Shareholder will deliver a Direction Letter to the Escrow Agent, and the Escrow Agent will make payment of such amount from the Escrow Account pursuant to the Direction Letter.


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               (iii) If the Shareholder objects to the payment of a Claim (or any portion thereof) and refuses to sign the Direction Letter submitted to him by the Investor in connection with such Claim (or such portion thereof) as provided in Section 4(a)(ii) above (each such Claim or portion thereof being a "Disputed Claim"), then (A) the Investor and the Shareholder will deliver a Direction Letter pursuant to Section 4(a)(ii) above with respect to the payment of the undisputed portion (if any) of such Claim and (B) the Investor and the Shareholder shall use their best efforts to resolve such Disputed Claim. If the parties are unable to resolve the Disputed Claim within 15 days after the date the Shareholder objects to the payment of the Disputed Claim, then such Disputed Claim shall be settled in accordance with the dispute resolution mechanisms provided for in Article VIII of the Purchase Agreement (the mechanism provided for in Article VIII being referred to as a "Proceeding"), provided that the prevailing party or parties (as determined by the mediator or the court adjudicating an action brought hereunder upon the failure of mediation) shall be entitled to receive from the non-prevailing party or parties, and the non-prevailing party or parties shall pay, all reasonable costs and expenses incurred by the prevailing party or parties in connection with the resolution of the Disputed Claim, including reasonable attorneys' fees and the fees and expenses of the Escrow Agent to the extent that they relate solely thereto (collectively, "Litigation Expenses"). Notwithstanding anything to the contrary contained in this Agreement, Litigation Expenses shall be governed in all respects by, and borne by the parties as set forth in, this Section 4(a)(iii).

               (iv) No later than two business days following the final resolution of the Disputed Claim (whether by judgment, decree, settlement or otherwise), the Investor and the Shareholder shall deliver a Direction Letter to the Escrow Agent regarding payment of such Disputed Claim and the Escrow Agent shall make payment out of the Escrow Account in accordance with that Direction Letter.

               (v) If the Shareholder fails to respond to the notice of a Claim pursuant to Section 4(a)(i) within 30 days of the receipt of such notice, the Investor shall redeliver such notice to the Escrow Agent, the Company and the Shareholder accompanied by instructions for the method and place of payment of such Claim in the event the Shareholder again fails to respond. The Escrow Agent shall also promptly deliver a copy of such second notice to the Shareholder upon the Escrow Agent's receipt of same. If the Shareholder fails to respond to such second notice within 15 days after being delivered by the Escrow Agent, the Shareholder shall be deemed to have agreed to the validity of the Claim for the full amount thereof and to have consented to the payment thereof. The Escrow Agent shall make payment of such amount from the Escrow Account pursuant to the instructions accompanying the second notice from the Investor.

           (b) Other. In addition to the foregoing procedure, the Escrow Agent may make payments from the Escrow Account at any time, pursuant to and (i) upon receipt by the Escrow Agent of any Direction Letter, or (ii) 30 days after receipt by the Escrow Agent of any order, judgment or decree ordering the release of all or a specified portion of the Escrow Account, accompanied by an opinion of counsel of the recipient to the effect that such order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent

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jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been noticed, filed or perfected (a "Final Order").

           (c) Limitation on Recourse to Escrow Account. Notwithstanding anything to the contrary in this Agreement, the Company shall have recourse to the Escrow Account only in respect of Claims; provided, however, that the amounts available for payment of any Claim shall be limited as funds are released from the Escrow Account in accordance with Section 5 below; and, provided further, however, that the Company shall not have any recourse to the Escrow Account in respect of any Claim which arises or is asserted after the Release Date (whether or not any funds remain in escrow after the Release Date). If the amount of any payment to be made with respect to any Claim or any Disputed Claim resolved in the Investor's favor (on behalf of the Company) exceeds the amount that is available therefor pursuant to this Section 4(c), the Escrow Agent is hereby authorized to make payment to the Company upon receipt of a Direction Letter or Final Order of the total amount available therefor out of the Escrow Account and upon such payment, this Agreement shall terminate and the Escrow Agent shall be released from any further duty or obligation hereunder.

     5. Release of Escrow Funds.

           (a) Release from Escrow Account. Not more than two business days after the Release Date, the Investor shall deliver to the Shareholder a schedule (the "Schedule of Claims") of outstanding Claims asserted by the Investor on behalf of the Company on or before the Release Date, and the amount with respect to each such Claim to be held in escrow until such Claim is resolved. Such amount shall not exceed the greatest amount the Investor asserts (on behalf of itself or on behalf of the Company in its reasonable good faith discretion) is owing or, in the case of a then unliquidated Claim, could reasonably expect to become owing, with respect to such Claim. Promptly (but in any event within three (3) business days) after the Schedule of Claims is produced, the Escrow Agent shall release from the Escrow Account and promptly pay to the Shareholder the amount (if positive) by which the balance in the Escrow Account exceeds the aggregate amount of all amounts payable with respect to Claims listed on the Schedule of Claims. If the Investor fails to deliver a Schedule of Claims within two days after the Release Date, the Escrow Agent shall within three business days after the Release Date, release to the Shareholder the balance in the Escrow Account which is not subject to any Claims.

           (b) Final Release from Escrow Account. Upon (i) the final resolution of each Disputed Claim (if any), the Escrow Agent shall make payment with respect to such Disputed Claim to the Company or the Investor, as the case may be (unless such Disputed Claim is resolved in favor of the Shareholder, in which case it shall remain as part of the Escrow Funds), and (ii) the final resolution of all Claims that have been asserted by the Investor (on behalf of itself or on behalf of the Company) on or before the Release Date, all amounts remaining in the Escrow Account shall be paid over and distributed to the Shareholder, this Agreement shall terminate, and the Escrow Agent shall be released from any further duty or obligation hereunder.

           (c) Payments. At any time the Escrow Agent is required to distribute or pay over any amounts held by or received by it under any of the provisions of this Agreement, such distribution and payment shall be effected by either (i) issuance of the Escrow Agent's check in

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the appropriate amount payable to the appropriate Person or (ii) by wire transfer to the appropriate person in immediately available funds.

     6. Escrow Agent.

           (a) Protection of Escrow Agent. In consideration of this escrow by the Escrow Agent, the parties hereto agree that:

               (i) the Company, the Shareholder and the Investor may examine the Escrow Funds at any time during regular business hours and upon prior written notice at the office of the Escrow Agent and the Escrow Agent shall periodically provide a written accounting of the Escrow Funds to the Company, the Shareholder and the Investor in accordance with the Escrow Agent's standard practices, but in no event less often than monthly;

               (ii) the Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that this Agreement may be amended at any time or times in accordance with Section 8(g) below;

               (iii) subject to Sections 3(f) and 7(e) hereof, no assignment of the interest of any of the parties or their successors shall be binding upon the Escrow Agent unless and until written evidence of such assignment shall be filed with and accepted by the Escrow Agent;

               (iv) the Escrow Agent shall exercise the same degree of care toward the Escrow Funds as it exercises toward its own similar property or similar property held in escrow for the account of others (whichever degree of care is higher), and shall not be held to any higher standard of care under this Agreement;

               (v) the Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it;

               (vi) the Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

               (vii) provided that it is not grossly negligent in doing so, the Escrow Agent shall be entitled to rely upon any order, judgment, Direction Letter, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof; the Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any

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         document in connection with the provisions hereof has been duly authorized to do so; the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

               (viii) notwithstanding anything herein to the contrary, the Escrow Agent shall be under no duty to monitor or enforce compliance by any Person with any term or provision of the Purchase Agreement;

               (ix) if the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a Direction Letter or Final Order;

               (x) if the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall be reimbursed for all reasonable costs and expenses, including its reasonable attorneys' fees and expenses, incurred in connection therewith; subject to the provisions of Section 4(a)(iii) hereof, such costs and expenses shall be paid by the Company, provided that the Escrow Agent shall not be entitled to any reimbursement for its fees and expenses incurred as a result of its gross negligence or willful misconduct;

               (xi) the Escrow Agent shall not be liable hereunder for, and, subject to the provisions of Section 4(a)(iii) hereof, the Company agrees to indemnify the Escrow Agent for and hold it harmless as to, any loss, liability or expense, including attorneys' fees and expenses, paid or incurred by the Escrow Agent in connection with the Escrow Agent's duties under this Agreement, unless such loss, liability or expense was paid or incurred in violation of Section 6(b)(ii) or as a result of the Escrow Agent's gross negligence or willful misconduct;

               (xii) the Escrow Agent may, in its sole and absolute discretion, resign in a manner consistent with Section 6(c) hereof; and

               (xiii) the Company, the Investor and the Shareholder may jointly remove and replace the Escrow Agent at any time, subject to the provisions of Section 6(c).

           (b) Fees and Expenses. In consideration for performance of its duties hereunder, the Escrow Agent shall be entitled to receive the following compensation:

               (i) an annual fee of $3,500 payable in advance by the Company (so long as the Escrow Agent continues to serve as such under this Agreement at the time of payment) at the Closing and on the first anniversay of the Closing Date; and

               (ii) reimbursement, payable semi-annually in arrears upon submission to the Company of a reasonably detailed accounting therefor, of all reasonable expenses, disbursements or advances made or incurred by the Escrow Agent in implementing any

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         of the provisions of this Agreement, including its attorneys' fees and expenses, except any such expense, disbursement or advance as may arise from the Escrow Agent's gross negligence or willful misconduct (provided that the Company shall not be obligated to reimburse the Escrow Agent for such expenses to the extent they exceed $1,000 in the aggregate in any calendar year unless the Company shall have consented previously in writing to such additional expenditures). Reasonable expenses for extraordinary services will be determined based on time and scope of duties.

           (c) New Escrow Agent. If the Escrow Agent shall be removed as escrow agent by the Company, the Investor and the Shareholder or shall resign or otherwise cease to act as escrow agent, the Investor and the Shareholder shall mutually agree upon a successor which successor shall be deemed to be the Escrow Agent for all purposes of this Agreement. If a successor escrow agent has not been appointed and accepted such appointment by the end of the 30-day period following such removal, resignation or cessation, the Escrow Agent may apply to any court in which it is permitted to commence litigation pursuant to Section 7(c) hereof for the appointment of a successor Escrow Agent and deposit the Escrow Funds with the then chief or presiding judge of such court (and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all responsibility under the terms hereof as to the property so deposited), and the costs, expenses and reasonable attorneys' fees which the Escrow Agent incurs in connection with such a proceeding shall be borne by the Company. The removal, resignation or other ceasing to act as escrow agent by the Escrow Agent or any successor thereto shall have no effect on this Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect.

           (d) Survival of Obligations. The agreements contained in Section 6(a) and, with respect to amounts accrued prior to termination, withdrawal or removal, Section 6(b) shall survive termination of this Agreement and, with respect to any Escrow Agent, the withdrawal or removal of such Escrow Agent.

           (e) Taxes. Each party hereto to whom the Escrow Funds shall be distributed in accordance with the terms hereof shall be responsible for the payment of all income taxes on the income generated by the Escrow Funds in the proportion by which the amount of the Escrow Funds distributed to such party bears to $1,600,000.

     7. Miscellaneous.

           (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (including by Federal Express or other reputable courier service) or sent by facsimile transmission (with confirmed receipt). Notices, demands and communication to the Company, the Shareholder, the Investor or the Escrow Agent will, unless another address is specified in writing, be sent to the respective address indicated below:

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               (i) if to the Escrow Agent to:

                                    SunTrust Bank, Atlanta
                                    Corporate Trust Division
                                    25 Park Place, 24th Floor
                                    Atlanta, Georgia 30303-2900
                                    Attention:  Rebecca Fischer
                                    Facsimile:  (404) 588-7335
                                    Telephone: (404) 588-7262


               (ii) if to the Company to:

                                    Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Attention:  Chief Executive Officer
                                    Facsimile:  (203) 221-0791
                                    Telephone: (203) 221-0411
                                    Tax ID Number: 06-1440369

               (iii) if to the Investor to:

                                    Greenfield Holdings, LLC
                                    c/o InSight Capital Partners III, L.P.
                                    122 East 42nd Street
                                    Suite 2300
                                    New York, NY  10168
                                    Attention:  Jeffrey Horing
                                    Facsimile:  (212) 681-0972
                                    Telephone: (212) 681-8181
                                    Tax ID Number: 13-4059889

                              with a copy to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Attention:  Ilan S. Nissan, Esq.
                                    Facsimile:  (212) 408-2420
                                    Telephone: (212) 408-2443;

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               (iv) if to the Shareholder to:

                                    Andrew Greenfield
                                    c/o Greenfield Consulting, Inc.
                                    274 Riverside Avenue
                                    Westport, CT  06880
                                    Facsimile:  (203) 221-0791
                                    Telephone: (203) 855-1282
                                    Tax ID Number: ###-##-####

                              with a copy to:

                                    Morrison & Foerster, LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention:  Joseph W. Bartlett, Esq.
                                    Facsimile:  (212) 468-7900
                                    Telephone: (212) 468-8240


           (b) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE SITUS OF THE ESCROW ACCOUNT BE, AND IT SHALL BE ADMINISTERED IN, THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ESCROW AGENT FROM TIME TO TIME ACTING HEREUNDER IS LOCATED.

           (c) Jurisdiction and Venue. The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement (including, without limitation, the resolution of any Disputed Claims) shall be litigated exclusively in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.


           (d) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

           (e) Successors and Assigns. None of the parties hereto shall assign or agree to assign or grant to any other party any rights under this Agreement, including without limitation any rights in or to the Escrow Funds, without the prior written consent of the other parties hereto, and this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

           (f) Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction, in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the other parties hereto are subject to the equitable remedy of specific performance and/or injunctive relief.

           (g) Amendment, Waiver, etc. This Agreement may only be amended, modified, altered or revoked by a written instrument, signed by the parties hereto; provided that no amendment or modification will be made to Section 6 hereof without the written consent of the Escrow Agent. The Investor and the Shareholder agree to give the Escrow Agent advance written notice of any amendment or modification to this Agreement and to provide the Escrow Agent promptly with copies of any such amendment or modification.

           (h) Captions. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

           (i) Effectiveness. This Agreement shall be effective upon the consummation of the transactions contemplated by the Purchase Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereunto have duly caused this Escrow Agreement to be executed as of the day first above written.

                             SUNTRUST BANK, ATLANTA



                             By: /s/    Rebecca Fisher
                                ---------------------------
                                 Name:  Rebecca Fisher
                                 Title: Trust Officer



                             GREENFIELD ONLINE, INC.



                             By: /s/   Rudy Nadilo
                                ---------------------------

                                Name:  Rudy Nadilo
                                Title: President + CEO


                            GREENFIELD HOLDINGS, LLC



                             By: /s/   Jeffrey Horing
                                ---------------------------
                                Name:  Jeffrey Horing
                                Title: President



                                 /s/  Andrew Greenfield
                                ----------------------------
                                      Andrew Greenfield